UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2009

Autoliv, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-12933	51-0378542
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

World Trade Center,

Klarabergsviadukten 70,

Box 70381

SE-107 24 Stockholm, Sweden

(Address of principal executive offices, including zip code)

+46 8 587 20 600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre- commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

(a) On December 18, 2009, Autoliv, Inc. issued a press release announcing that the European Investment Bank (EIB) and Autoliv AB, a Swedish subsidiary of Autoliv, Inc., have signed a financing commitment agreement giving Autoliv AB access to a loan of €225 million (U.S. $325 million). The funds are made available to finance research and development projects at Autoliv’s R&D facilities in Germany, France and Sweden.

Under the agreement, Autoliv AB can, during an 18-month period, draw loans with a maturity of up to 10 years at an interest rate of EIB’s cost of funds + 1.8%. The loans will be guaranteed by Autoliv Inc.

As with all of the existing principal debt arrangements of Autoliv Inc., the new financial commitment agreement between EIB and Autoliv AB does not have any financial covenants, i.e. performance-related restrictions.

A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

(a) The information related to the €225 million (U.S. $325 million) financing commitment agreement discussed under Item 1.01 above is hereby incorporated by reference under this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(c) EXHIBITS

99.1	Press Release of Autoliv, Inc. dated December 18, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AUTOLIV, INC.

Date: December 21, 2009

	By:	/s/ LARS A. SJÖBRING
	Name:	Lars A. Sjöbring
	Title:	Group Vice President – Legal Affairs General Counsel and Secretary